Exhibit 4.2 PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), GRANTOR, to U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE NINETY-FOURTH SUPPLEMENTAL INDENTURE Relating to the Series 2026 (AL440 RUS New ERA) Note Dated as of May 12, 2026 FIRST MORTGAGE OBLIGATIONS NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA § 560-11-8-.14(A) BECAUSE THIS INSTRUMENT SECURES A NOTE, THE HOLDER OF WHICH IS THE RURAL UTILITIES SERVICE, AN AGENCY OF THE UNITED STATES OF AMERICA.

1 THIS NINETY-FOURTH SUPPLEMENTAL INDENTURE, dated as of May 12, 2026, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor to U.S. Bank National Association (as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta), as Trustee (in such capacity, the “Trustee”). WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 2.1 hereof); WHEREAS, the Original Indenture has heretofore been supplemented and amended by ninety-three Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and amended, the “Indenture”), and the Original Indenture and the ninety-three Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto; WHEREAS, the Company is entering into a Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026 (as it may be amended, supplemented and/or restated from time to time, the “Amended and Restated Loan Contract”), with the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”) which, among other things, provides the terms and conditions of a loan from RUS in a principal amount of $331,517,878 (the “AL440 Loan”); WHEREAS, the Company’s obligation to repay the AL440 Loan will be evidenced by that certain Series 2026 (AL440 RUS New ERA) Note, dated May 12, 2026 (the “Series 2026 (AL440 RUS New ERA) Note”), from the Company to RUS; WHEREAS, the Company desires to execute and deliver this Ninety-Fourth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of (i) providing for the creation and designation of the Series 2026 (AL440 RUS New ERA) Note as an Additional Obligation and specifying the form and provisions thereof, and (ii) conveying and confirming unto the Trustee the property more particularly described on Exhibit A hereto; WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into a Supplemental Indenture for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture and to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

2 WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2026 (AL440 RUS New ERA) Note, to make the Series 2026 (AL440 RUS New ERA) Note to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2026 (AL440 RUS New ERA) Note, in accordance with its terms, have been done and taken; and the execution and delivery of this Ninety-Fourth Supplemental Indenture have been in all respects duly authorized by the Company; NOW, THEREFORE, THIS NINETY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2026 (AL440 RUS New ERA) Note, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which Series 2026 (AL440 RUS New ERA) Note is secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described in Exhibit A hereto; subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby. PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the

3 Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture. The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property. TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever. SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof. BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms. UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. THE INDENTURE, INCLUDING THIS NINETY-FOURTH SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants

4 contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered. AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2026 (AL440 RUS New ERA) Note is to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows: ARTICLE I THE SERIES 2026 (AL440 RUS NEW ERA) NOTE AND CERTAIN PROVISIONS RELATING THERETO Section 1.1 Authorization and Terms of the Series 2026 (AL440 RUS New ERA) Note. There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Series 2026 (AL440 RUS New ERA) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 hereof. The face principal amount of the Series 2026 (AL440 RUS New ERA) Note is limited to $331,517,878. The Series 2026 (AL440 RUS New ERA) Note shall be authenticated and delivered as a Conditional Obligation pursuant to Section 4.8 of the Original Indenture. If the Series 2026 (AL440 RUS New ERA) Note is duly executed and issued by the Company, and authenticated and delivered by the Trustee, then any advance under the Series 2026 (AL440 RUS New ERA) Note made in compliance with Section 4.8 of the Original Indenture will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations. The Series 2026 (AL440 RUS New ERA) Note shall be dated May 12, 2026. The Series 2026 (AL440 RUS New ERA) Note shall have a final maturity date of May 12, 2061, and each advance under the Series 2026 (AL440 RUS New ERA) Note shall bear interest from the date of advance until the maturity date for such advance (unless repaid sooner) at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof. The Series 2026 (AL440 RUS New ERA) Note shall be authenticated and delivered to, and made payable to, RUS. All payments, including prepayments, made on the Series 2026 (AL440 RUS New ERA) Note shall be made as provided in the Series 2026 (AL440 RUS New ERA) Note and the Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

5 Section 1.2 Form of the Series 2026 (AL440 RUS New ERA) Note. The Series 2026 (AL440 RUS New ERA) Note and the Trustee’s certificate of authentication for the Series 2026 (AL440 RUS New ERA) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2026 (AL440 RUS New ERA) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture. ARTICLE II Section 2.1 Supplemental Indenture. This Ninety-Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore and hereby supplemented and amended, is hereby confirmed. Except to the extent inconsistent with the express terms of this Ninety-Fourth Supplemental Indenture, the Amended and Restated Loan Contract and the Series 2026 (AL440 RUS New ERA) Note, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to the payment or redemption of all Obligations shall be applicable to the Series 2026 (AL440 RUS New ERA) Note to the same extent as if specifically set forth herein. All capitalized terms used in this Ninety-Fourth Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise. All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture. Section 2.2 Recitals. All recitals in this Ninety-Fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. Section 2.3 Successors and Assigns. Whenever in this Ninety-Fourth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Ninety-Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

6 Section 2.4 No Rights, Remedies, Etc. Nothing in this Ninety-Fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Ninety-Fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Ninety-Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations. Section 2.5 Counterparts. This Ninety-Fourth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument. Section 2.6 Security Agreement and Financing Statement. To the extent permitted by applicable law, this Ninety-Fourth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor is: Oglethorpe Power Corporation (An Electric Membership Corporation) 2100 East Exchange Place Tucker, Georgia 30084-5336, and the mailing address of the Trustee, as secured party, is: U.S. Bank Trust Company, National Association Attention: Global Corporate Trust 2 Concourse Parkway, Suite 800 Atlanta, Georgia 30328 [Signatures Begin on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Ninety-Fourth Supplemental Indenture to be duly executed under seal as of the day and year first written above. Company: OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia By: /s/ Elizabeth B. Higgins Elizabeth B. Higgins Executive Vice President and Chief Financial Officer Signed, sealed and delivered Attest: /s/ Kimberly D. Adams by the Company in the presence of: Kimberly D. Adams Secretary /s/ Shalewa Smith [CORPORATE SEAL] Witness /s/ Melanie Thomas Notary Public (Notarial Seal) My commission expires: August 5, 2029 [Signatures Continued on Next Page.]

[Signatures Continued from Previous Page] Trustee: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association By: /s/ Jack Ellerin Authorized Agent Signed and delivered by the Trustee in the presence of: /s/ Mark C. Hallam Witness /s/ Felicia H. Powell Notary Public (Notarial Seal) My commission expires: June 20, 2026

Exhibit A All property (other than Excepted Property and Excludable Property) of the Company in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Effingham, Floyd, Hart, Heard, Mitchell, Monroe, Murray, Talbot, Toombs, Walton, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired.

Schedule 1 RECORDING INFORMATION FOR _____________ COUNTY, GEORGIA DOCUMENT RECORDING INFORMATION DATE OF RECORDING Original Indenture First Supplemental Indenture Second Supplemental Indenture Third Supplemental Indenture Fourth Supplemental Indenture Fifth Supplemental Indenture Sixth Supplemental Indenture Seventh Supplemental Indenture Eighth Supplemental Indenture Ninth Supplemental Indenture Tenth Supplemental Indenture Eleventh Supplemental Indenture Twelfth Supplemental Indenture Thirteenth Supplemental Indenture Fourteenth Supplemental Indenture Fifteenth Supplemental Indenture Sixteenth Supplemental Indenture Seventeenth Supplemental Indenture Eighteenth Supplemental Indenture Nineteenth Supplemental Indenture Twentieth Supplemental Indenture Twenty-First Supplemental Indenture Twenty-Second Supplemental Indenture Twenty-Third Supplemental Indenture Twenty-Fourth Supplemental Indenture Twenty-Fifth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Twenty-Sixth Supplemental Indenture Twenty-Seventh Supplemental Indenture Twenty-Eighth Supplemental Indenture Twenty-Ninth Supplemental Indenture Thirtieth Supplemental Indenture Thirty-First Supplemental Indenture Thirty-Second Supplemental Indenture Thirty-Third Supplemental Indenture Thirty-Fourth Supplemental Indenture Thirty-Fifth Supplemental Indenture Thirty-Sixth Supplemental Indenture Thirty-Seventh Supplemental Indenture Thirty-Eighth Supplemental Indenture Thirty-Ninth Supplemental Indenture Fortieth Supplemental Indenture Forty-First Supplemental Indenture Forty-Second Supplemental Indenture Forty-Third Supplemental Indenture Forty-Fourth Supplemental Indenture Forty-Fifth Supplemental Indenture Forty-Sixth Supplemental Indenture Forty-Seventh Supplemental Indenture Forty-Eighth Supplemental Indenture Forty-Ninth Supplemental Indenture Fiftieth Supplemental Indenture Fifty-First Supplemental Indenture Fifty-Second Supplemental Indenture Fifty-Third Supplemental Indenture Fifty-Fourth Supplemental Indenture Fifty-Fifth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Fifty-Sixth Supplemental Indenture Fifty-Seventh Supplemental Indenture Fifty-Eighth Supplemental Indenture Fifty-Ninth Supplemental Indenture Sixtieth Supplemental Indenture Sixty-First Supplemental Indenture Sixty-Second Supplemental Indenture Sixty-Third Supplemental Indenture Sixty-Fourth Supplemental Indenture Sixty-Fifth Supplemental Indenture Sixty-Sixth Supplemental Indenture Sixty-Seventh Supplemental Indenture Sixty-Eighth Supplemental Indenture Sixty-Ninth Supplemental Indenture Seventieth Supplemental Indenture Seventy-First Supplemental Indenture Seventy-Second Supplemental Indenture Seventy-Third Supplemental Indenture Seventy-Fourth Supplemental Indenture Seventy-Fifth Supplemental Indenture Seventy-Sixth Supplemental Indenture Seventy-Seventh Supplemental Indenture Seventy-Eighth Supplemental Indenture Seventy-Ninth Supplemental Indenture Eightieth Supplemental Indenture Eighty-First Supplemental Indenture Eighty-Second Supplemental Indenture Eighty-Third Supplemental Indenture Eighty-Fourth Supplemental Indenture Eighty-Fifth Supplemental Indenture Eighty-Sixth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Eighty-Seventh Supplemental Indenture Eighty-Eighth Supplement Indenture Eighty-Ninth Supplement Indenture Ninetieth Supplemental Indenture Ninety-First Supplemental Indenture Ninety-Second Supplemental Indenture Ninety-Third Supplemental Indenture